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                                 EMPLOYMENT AGREEMENT


     AGREEMENT, dated as of February 1, 1998, between KMG CHEMICALS, INC., a Texas corporation (the "Company"), with an office at 10611 Harwin, Suite 402, Houston, Texas 77036 and BOBBY D. GODFREY ("Executive"), with an address at 27206 Wells Lane, Conroe, Texas 77385.

                                W I T N E S S E T H :

     WHEREAS, the Company wishes to continue to employ the Executive to perform executive and other services for the Company and its subsidiaries, and the Executive wishes to accept such employment, all on the terms and conditions set forth below;

     NOW, THEREFORE, in consideration of the mutual obligations herein set forth, the parties agree as follows:

     1. EMPLOYMENT. The Company hereby employs the Executive for the term of this Agreement to serve as Vice President of the Company, and the Executive hereby accepts such employment, on the terms and conditions set forth in this Agreement.

     2. TERM. The term of this Agreement shall be for the period commencing on the date hereof and ending December 31, 2004, subject to earlier termination as provided herein.

     3.   SERVICES.

          (a) The Executive shall continue to perform such duties of an executive nature for the Company and its subsidiaries as he shall have performed heretofore or as may otherwise be assigned to him from time to time by the President of the Company. The Executive shall serve the Company and its subsidiaries faithfully and to the best of his ability and shall devote his full business time and attention to the affairs of the Company and its subsidiaries, subject to reasonable absences for vacation and illness in accordance with then current Company policy and subject to the flex time arrangement currently approved by the President. The Executive shall be subject at all times to the direction and control of the President. The Executive shall give the President periodic reports on and keep him informed on a current basis concerning the business affairs of the Company.


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          (b)  The headquarters for the performance of the Executive's services during the term of this Agreement shall be the principal executive offices of the Company in Houston, Texas, subject to such reasonable travel as the performance of the Executive's duties in the business of the Company or its subsidiaries may require.

          (c) During the term of this Agreement the Executive shall, if elected, serve as a member of the Board of Directors and/or Executive Committee of the Company or its subsidiaries and such other committees to which the Executive may be appointed.

     4.   COMPENSATION.

          (a) As compensation for all of the services to be performed by the Executive hereunder, the Company shall pay the Executive:

               (i) A base salary, payable in accordance with the Company's normal payroll practices, at a rate per annum equal to $75,600 ("Base Salary"), or such greater amount as shall be approved by the Company from time to time;

               (ii) additional bonus compensation equal to $27,469.80 per annum (net of FICA, FUTA and related employment taxes) ("Bonus Compensation"), or such greater amount as shall be approved by the Company from time to time, which additional bonus shall be earned each calendar year during the period from the date hereof to December 31, 2002 and which shall be payable annually in arrears on or before December 31 of such years without proration for the initial calendar year hereof; and

               (iii) additional compensation equal to $170,899.54 (net of FICA, FUTA and related employment taxes), or such greater amount as shall be approved by the Company from time to time, which additional compensation shall be earned for services to be rendered in the period from January 1, 2000 to December 31, 2004 and which shall be payable by the Company forgiving indebtedness owed to it by the Executive under that certain promissory note dated the date hereof by and between the Company and the Executive in the original principal amount of $170,899.54 ("Promissory Note"), which indebtedness shall be forgiven on a prorata basis over the five-year period beginning
January 1, 2000.

     5. EXPENSES. The Company shall reimburse the Executive for any out-of-pocket expenses reasonably incurred by the Executive in the performance of his duties to the Company upon receipt of appropriate vouchers therefor, in accordance with the Company's current practices as such practices may be changed from time to time by the Company.


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     6.   FRINGE BENEFITS.  The Executive shall be entitled to participate in all Company group health (including family major medical plans), life insurance, pension, profit-sharing or other plans or fringe benefit programs which may, from time to time, be available to executive employees of the Company generally, subject to eligibility and vesting requirements from time to time in effect; provided, however, that nothing herein shall require the Company at any time to create or continue any such plan, program or arrangement.

     7.   COPYRIGHT, PATENTS, TRADEMARKS.

          (a) All right, title and interest, of every kind whatsoever, in the United States and throughout the world, in (i) any work, including the copyright thereof (for the full terms and extensions thereof in every jurisdiction), created by the Executive at any time during the term hereof and all material embodiments of the work subject to such rights; and (ii) all inventions, ideas, discoveries, designs and improvements, patentable or not, made or conceived by the Executive at any time during the term hereof, shall be and remain the sole property of the Company without the payment to the Executive or any other person of any further consideration, and each such work shall, for United States copyright law ("Copyright Law") purposes, be deemed created by the Executive pursuant to his duties under this Agreement and within the scope of his employment and shall be deemed a work made for hire; and the Executive agrees to assign, at the Company's expense, and the Executive does hereby assign, all of his right, title and interest in and to all such works, copyrights, materials, inventions, ideas, discoveries, designs and improvements, patentable or not, and any copyrights, letters patent, trademarks, trade secrets, and similar rights, and the applications therefor, which may exist or be issued with respect thereto. For the purposes of this paragraph 7, "works" shall include all materials created during the term hereof, whether or not ever used by or submitted to the Company, including, without limitation, any work which may be the subject matter of copyright under the Copyright Law of the United States.
In addition to its other rights, the Company may copyright any such work in its name in the United states in accordance with the requirements of the United States Copyright Law and the Universal Copyright Convention and any other Convention or treaty to which the United States is or may become a party.

          (b) Whenever the Company shall so request, whether during or after the term of this Agreement, the Executive shall execute, acknowledge and deliver all applications, assignments or other instruments; make or cause to be made all rightful oaths; testify in all legal proceedings; communicate all known facts which relate to such works, copyrights, inventions, ideas, discoveries, designs and improvements; perform all lawful acts and otherwise render all such assistance as the Company may deem necessary to apply for, obtain, register, enforce and maintain any copyrights, letters patent and trademark registrations of the United States or any foreign jurisdiction or under the Universal Copyright Convention (or any other convention or


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treaty to which the United States is or may become a party), or otherwise to protect the Company's interests therein, including any which the Company shall deem necessary in connection with any proceeding or litigation involving the same. The Company shall reimburse the Executive for all reasonable out-of-pocket costs incurred by the Executive in testifying at the Company's request or in rendering any other assistance requested by the Company pursuant to this subparagraph 7(b). All registration and filing fees and similar expense shall be paid by the Company.

     8.   NON-COMPETITION; TRADE SECRETS.

          (a) During the term of this Agreement and for a period of [ one ] year thereafter, the Executive shall not, without the Company's prior written consent, directly or indirectly engage or be interested in any business which is then competitive to the business of the Company or the business of any of its subsidiaries or the licensed business of any of its licensees in the United States or Canada. For the purpose of this paragraph, the Executive will be considered to have been directly or indirectly engaged or interested in a business if the Executive is engaged or interested in such business as a stockholder, director, officer, employee, agent, broker, partner, individual proprietor, lender, consultant, licensor, independent contractor or otherwise, except that nothing herein will prevent the Executive from owning or participating as a member of a group which owns less than a 5% block of equity or debt securities of any company traded on a national securities exchange or in any established over-the-counter securities market. For the purpose of this paragraph, the term "any business then competitive" to the business of the Company, its subsidiaries or licensees shall be deemed to include, without limitation, any business which involves any aspect of the development, manufacture, sale, promotion or distribution of (i) wood treating chemicals or similar products of any kind and (ii) any chemicals developed, manufactured, sold, promoted or distributed by the Company or any of its subsidiaries during the term of this Agreement.

          (b) During the term of this Agreement and thereafter without limitation of time, the Executive shall not knowingly divulge, furnish, or make available to any third person, company, corporation or other organization (including but not limited to customers, competitors or government officials), without the Company's prior written consent, any trade secrets or other confidential information concerning the Company or any of its subsidiaries or licensees or the business of any of the foregoing, including without limitation, confidential methods of operation and organization and confidential sources of supply and customer lists, but the Executive may respond to proper subpoenas issued by governmental agencies without the Company's prior written consent but with prior written notice to the Company. For purposes of this subparagraph
(b), information shall not be deemed confidential if it (i) is within the public domain or (ii) becomes publicly known other than through disclosure by the Executive in violation of this provision.


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          (c)  In the event the Executive shall violate any provisions of this paragraph 8 (which provisions the Executive hereby acknowledges are reasonable and equitable), the Executive shall no longer be entitled to and hereby waives any and all rights to any termination payment under paragraph 9. This termination of rights shall be in addition to and not in substitution for any and all other rights of the Company at law or in equity against the Executive arising out of any such breach. The Executive acknowledges that his breach or attempted or threatened breach of any provisions of this paragraph 8 would cause irreparable injury to the Company not compensable in money damages and that the Company shall be entitled, in addition to all other applicable remedies, to obtain a temporary and a permanent injunction and a decree for specific performance of paragraph 8 without being required to prove damages or furnish any bond or other security.

     9.   TERMINATION.

          (a) The Company shall have the right to terminate this Agreement in the event of the permanent disability of the Executive, upon five days' prior written notice. Upon termination, the Company shall pay the Executive all compensation earned under paragraph 4 through the date of termination plus all compensation to be paid the Executive to the end of the term of this Agreement under paragraph 4(ii) and (iii), whether or not then earned. For the purposes of this subparagraph "permanent disability" shall mean the physical or mental incapacity of the Executive for any consecutive three-month period or any aggregate period of six months in any eighteen-month period of such a nature that the Executive shall be unable to perform a substantial portion of his duties as Vice President of Company as contemplated hereby.

          (b) This Agreement shall terminate automatically upon the death of the Executive. In such event, the Company shall pay the estate of the Executive, in addition to any amounts to which the Executive's estate would otherwise be entitled under the Company's retirement plans and group life insurance policy, within 30 days after the date of death, (i) all compensation earned under paragraph 4(i) through the date of termination, plus (ii) all compensation to be paid to the Executive to the end of the term of this Agreement under paragraph 4(ii) and (iii), regardless whether such compensation has been earned at the date of the Executive's death.

          (c) The Executive shall have the right to terminate this Agreement at any time, without cause, upon 90 days' prior notice. Upon such termination, the Executive shall be entitled to receive all compensation earned under paragraph 4 through the date of termination but shall not be entitled to receive any compensation not earned at the date of such termination.


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          (d)  In addition to its rights under subparagraph 9(a) above, the
Company shall have the right, at its sole option, to terminate this Agreement "for cause" at any time, without any further payment to the Executive other than compensation earned under subparagraph 4(a)(i) prior to the date of termination, by notice to the Executive (or his personal representative, as the case may be), specifying the reason for such termination, and the Executive shall not be entitled to any incentive compensation for the period ending on the date of such termination. For purposes of this subparagraph, "cause" shall mean solely (i) the Executive's conviction of a felony (ii) the Executive's wilful misconduct or gross negligence seriously detrimental to the Company; or (iii) the breach by the Executive of a material term of this Agreement or his failure to implement the reasonable business requests or directions of the President which in any of the foregoing cases continues for 30 days after written notice specifying the nature of the breach or failure is given to the Executive.

          (e) Upon termination of the Executive's employment under this Agreement for any reason (including death and the expiration of the term hereof), all loans and advances made to the Executive, including but not limited to loans or advances of compensation payable hereunder, shall become immediately due and payable.

     10.  MISCELLANEOUS.

          (a) Any notice required or permitted under this Agreement shall be in writing and shall be deemed given when delivered personally or three days after being sent by first-class registered or certified mail, return receipt requested, to the party for which intended at its or his address set forth at the beginning of this Agreement (which, in the case of the Company, shall be sent "Attention: President") or to such other address as either party may hereafter specify by similar notice to the other.

          (b) This Agreement shall be governed by and construed in accordance with the laws of the State of Texas governing contracts made and to be performed in Texas.

          (c) This Agreement supersedes all prior agreements between the parties, written or oral, and cannot be amended or modified except by a writing signed by both parties. It may be executed in one or more counterpart copies, each of which shall be deemed an original, but all of which shall constitute the same instrument.

          (d) This Agreement, which is personal in nature, may not be assigned by either party without the prior written consent of the other party, but the Executive may, upon reasonable prior notice to the Company, assign his right to receive any


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payment previously due and owing provided, that, such assignment shall be subject to all claims and defenses of the Company against the Executive.

          (e) This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns. The term "personal representative" as used in this Agreement with respect to an individual shall mean such individual's guardian, committee, executor, administrator or other legal representative duly empowered to act on his behalf following his death or legal incapacity.

          (f) Captions used in this Agreement are for convenience of reference only and shall not be deemed a part of this Agreement nor used in the construction of its meaning. Exhibits attached to this Agreement shall be deemed as fully a part of this Agreement as if set forth in full herein.

          (g) The Company may setoff any amounts owed by it or its subsidiaries to the Executive (or to the personal representative of the Executive's estate), including but not limited to amounts owed hereunder, against amounts owed by the Executive or his estate to the Company under the Promissory Note or for any loans or advances made by the Company or its subsidiaries to the Executive, including but not limited to loans or advances of compensation hereunder.

          (h) If any provision of this Agreement shall be deemed invalid or unenforceable as written it shall be construed, to the greatest extent possible, in a manner which shall render it valid and enforceable and any limitations on the scope or duration of any such provision necessary to make it valid and enforceable shall be deemed to be part thereof; no invalidity or unenforceability shall affect any other portion of this Agreement unless the provision deemed to be so invalid or unenforceable is a material element of this Agreement, taken as a whole.


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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                   KMG CHEMICALS, INC.



                                   By:   /s/ David L. Hatcher
                                        --------------------------------------
                                        David L. Hatcher,
                                        President



                                        /s/ Bobby D. Godfrey
                                   -------------------------------------------
                                   Bobby D. Godfrey


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